EXHIBIT 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is entered into effective as of August 20, 2026 (the “Effective Date”), by and between Glow Holdings, Inc., a Nevada corporation (the “Company”), and Daniela Carolina Mujica Chacon (“Executive”).

RECITALS

WHEREAS, Executive currently serves as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director;

WHEREAS, the Company desires to secure Executive’s continued leadership and services in connection with the Company’s ongoing business transition, technology development, financing, reporting, compliance and commercialization activities;

WHEREAS, in consideration of Executive’s continued service and the duties and obligations undertaken under this Agreement, the Company has authorized the issuance to Executive of 36,000,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Equity Compensation”); and

WHEREAS, Executive desires to continue serving the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Employment; Positions and Duties

1.1 Positions. Executive shall continue to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director, subject to the Company’s governing documents and applicable law.

1.2 Duties. Executive shall devote such business time and attention as is reasonably necessary to perform the duties customarily associated with her positions and such additional duties as may be reasonably required in connection with the Company’s business, including strategic planning, financial oversight, accounting and reporting, capital formation, regulatory compliance, technology development, business development, contracting and corporate administration.

1.3 Standard of Performance. Executive shall perform her duties faithfully, diligently and in good faith and shall use commercially reasonable efforts to advance the lawful business interests of the Company.

2.	Term

Executive’s employment under this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 6 of this Agreement. Nothing in this Agreement limits the authority of the Board of Directors or stockholders to take action permitted by the Company’s governing documents or applicable law with respect to Executive’s corporate offices or directorship.

3.	Compensation

3.1 Equity Compensation. In consideration of Executive’s continued service to the Company and the covenants contained in this Agreement, the Company shall issue to Executive 36,000,000 shares of restricted common stock, par value $0.001 per share. The shares shall be fully earned upon issuance and shall not be subject to forfeiture solely as a result of any subsequent termination of Executive’s employment, except to the extent otherwise required by law or pursuant to a final judgment based upon fraud or willful misconduct relating directly to the issuance.

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3.2 Securities Law Status. Executive acknowledges that the Equity Compensation has not been registered under the Securities Act of 1933, as amended, and will be issued in reliance upon Section 4(a)(2) thereof and/or another applicable exemption from registration. The shares shall bear an appropriate restrictive legend or book-entry notation and shall be subject to applicable transfer restrictions.

3.3 Valuation of Services. The Board of Directors has determined that the value of the services rendered and to be rendered by Executive under this Agreement constitutes fair and adequate consideration for the Equity Compensation and is not less than the aggregate par value of the shares issued.

3.4 Cash Compensation. Unless and until otherwise approved by the Board of Directors in writing, Executive shall not be entitled to a fixed cash salary under this Agreement. The Board may approve salary, bonus or other compensation in the future without requiring an amendment to this Agreement.

3.5 Expenses. The Company shall reimburse Executive for reasonable and documented out-of-pocket business expenses incurred on behalf of the Company in accordance with Company practice and subject to the availability of funds.

4.	Confidentiality; Company Information

Executive shall maintain the confidentiality of non-public information concerning the Company, its business, customers, technology, finances, transactions and business plans, except where disclosure is authorized by the Company or required by law. This obligation shall survive termination of this Agreement.

5.	Company Property and Work Product

All books, records, files, credentials, documents and other Company property in Executive’s possession or control shall remain the property of the Company. To the extent Executive creates copyrightable work product, inventions, processes, documentation, business materials or other intellectual property within the scope of her duties for the Company, such work product shall be owned by the Company to the fullest extent permitted by law, excluding any pre-existing intellectual property identified by Executive in writing.

6.	Termination

6.1 By Either Party. Executive’s employment may be terminated by either the Company or Executive at any time upon written notice, subject to applicable law and the Company’s governing documents.

6.2 Effect of Termination. Upon termination, Executive shall be entitled only to reimbursement of properly documented business expenses incurred through the termination date and any compensation previously approved and accrued through such date. The Equity Compensation described in Section 3.1 shall remain issued and outstanding in accordance with its terms.

7.	Representations

Executive represents that entering into and performing this Agreement does not knowingly violate any contractual obligation binding upon her. The Company represents that this Agreement and the issuance of the Equity Compensation have been duly authorized by all corporate action required to be taken by the Company, subject to applicable law.

8.	Indemnification

Executive shall be entitled to indemnification in her capacity as an officer and director to the fullest extent provided by the Company’s Articles of Incorporation, Bylaws and applicable Nevada law, as the same may be amended from time to time.

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9.	Notices

Notices to the Company shall be delivered to 732 S 6th Street, Suite R, Las Vegas, Nevada 89101, Attention: Chief Executive Officer, or to such other address as the Company may designate in writing. Notices to Executive shall be delivered to the address reflected in the Company’s corporate records, unless Executive provides a replacement address in writing.

10.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict-of-laws principles.

11.	Entire Agreement; Amendments; Counterparts

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes prior oral or written understandings concerning Executive’s compensation for the services covered hereby. Any amendment must be in writing and signed by the Company and Executive. This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

12.	Severability; Waiver

If any provision of this Agreement is held unenforceable, the remaining provisions shall remain in effect to the fullest extent permitted by law. No waiver of any breach shall constitute a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GLOW HOLDINGS, INC.

By: /s/ Daniela Carolina Mujica Chacon

Name: Daniela Carolina Mujica Chacon

Title: Chief Executive Officer, President,

Chief Financial Officer, Treasurer and Secretary

Date: August 20, 2026

By: /s/ Daniela Carolina Mujica Chacon

Name: Daniela Carolina Mujica Chacon

Date: August 20, 2026

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